Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Wentworth Management Services, LLC

We have issued our reports dated December 21, 2022, with respect to the consolidated financial statements of Wentworth Management Services, LLC contained in the proxy statement/prospectus constituting a part of this Form S-4, Registration Statement under the Securities Act of 1933 for Binah Capital Group, Inc.

We consent to the use of the aforementioned report in the proxy statement/prospectus constituting a part of this Form S-4 Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/FGMK, LLC

Chicago, Illinois

February 10, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Wentworth Management Services, LLC

We have issued our reports dated December 21, 2022, with respect to the consolidated financial statements of Wentworth Management Services, LLC contained in the proxy statement/prospectus constituting a part of this Form S-4, Registration Statement under the Securities Act of 1933 for Binah Capital Group, Inc.

We consent to the use of the aforementioned report in the proxy statement/prospectus constituting a part of this Form S-4 Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/FGMK, LLC

Chicago, Illinois

February 10, 2023